Exhibit 99.1

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY

REPORTED BASIS

2007	2007	2007	2007	2006
(in millions, except per share data and as noted)	Q4	Q3 (17)	Q2	Q1	Q4
Earnings (Reported Basis)
Net Interest Income	$1,762.3	$1,624.5	$1,538.6	(8)	$1,604.5	$1,393.0
Non-Interest Income	2,158.3	(16)	2,149.7	1,971.9	1,774.4	(11)	1,671.5

Total Revenue (1)	3,920.6	3,774.2	3,510.5	3,378.9	3,064.5
Provision for Loan Losses	1,294.2	595.5	396.7	350.0	513.2
Marketing Expenses	358.2	332.7	326.1	330.9	395.4
Restructuring Expenses (2)	27.8	19.4	91.1	—	—
Operating Expenses	1,749.2	(3),(4)	1,582.2	(3)	1,617.4	(3),(9)	1,643.2	(3)	1,567.3

Income Before Taxes	491.2	1,244.4	1,079.2	1,054.8	588.6
Tax Rate (5)	34.5%	34.4%	28.9%	35.0%	31.6%
Income From Continuing Operations, Net of Tax	$321.6	$816.4	$767.6	$686.1	$402.6
Loss From Discontinued Operations, Net of Tax (6)	(95.0)	(898.0)	(17.2)	(11.1)	(11.9)

Net Income (Loss)	$226.6	$(81.6)	$750.4	$675.0	$390.7

Common Share Statistics
Basic EPS:
Income From Continuing Operations	$0.85	$2.11	$1.96	$1.68	$1.20
Loss From Discontinued Operations	$(0.25)	$(2.32)	$(0.04)	$(0.03)	$(0.04)

Net Income (Loss)	$0.60	$(0.21)	$1.92	$1.65	$1.16
Diluted EPS:
Income From Continuing Operations	$0.85	$2.09	$1.93	$1.65	$1.17
Loss From Discontinued Operations	$(0.25)	$(2.30)	$(0.04)	$(0.03)	$(0.03)

Net Income (Loss)	$0.60	$(0.21)	$1.89	$1.62	$1.14
Dividends Per Share	$0.03	$0.03	$0.03	$0.03	$0.03
Tangible Book Value Per Share (period end)	$29.02	$28.88	$29.11	$29.76	$27.95
Stock Price Per Share (period end)	$47.26	$66.43	$78.44	$75.46	$76.82
Total Market Capitalization (period end)	$17,613.8	$25,602.1	$30,701.4	$31,112.2	$31,488.5
Shares Outstanding (period end)	372.7	385.4	391.4	412.3	409.9
Shares Used to Compute Basic EPS	375.6	386.1	390.8	408.7	336.5
Shares Used to Compute Diluted EPS	378.4	390.8	397.5	415.5	343.8

Reported Balance Sheet Statistics (period average) (7)
Average Loans Held for Investment	$97,785	$91,745	$91,145	$93,466	$74,738
Average Earning Assets	$127,242	$118,354	$119,430	$120,766	$97,849
Average Assets	$150,926	$143,291	$142,690	$143,130	$111,440
Average Interest Bearing Deposits	$72,312	$73,555	$75,218	$74,867	$53,735
Total Average Deposits	$84,051	$84,884	$86,719	$86,237	$60,382
Average Equity	$24,733	$25,344	$25,128	$25,610	$18,311
Return on Average Assets (ROA)	0.85%	2.28%	2.15%	1.92%	1.45%
Return on Average Equity (ROE)	5.20%	12.89%	12.22%	10.72%	8.79%

Reported Balance Sheet Statistics (period end) (7)
Loans Held for Investment	$101,805	$93,789	$90,930	$90,869	$96,512
Total Assets	$150,202	$143,884	$141,917	$143,832	$144,361
Interest Bearing Deposits	$71,944	$72,503	$74,444	$76,306	$74,123
Total Deposits	$82,990	$83,343	$85,680	$87,664	$85,771

Performance Statistics (Reported) (7)
Net Interest Income Growth (annualized)	34%	22%	(16)%	61%	30%
Non Interest Income Growth (annualized)	2%	36%	45%	25%	(20)%
Revenue Growth (annualized)	16%	30%	16%	41%	1%
Net Interest Margin	5.54%	5.49%	5.15%	5.31%	5.69%
Revenue Margin	12.32%	12.76%	11.76%	11.19%	12.53%
Risk Adjusted Margin (12)	10.28%	11.13%	10.41%	9.77%	10.72%
Non Interest Expense as a % of Average Loans Held for Investment (annualized)	8.73%	8.43%	8.93%	8.45%	10.50%
Efficiency Ratio (13)	53.75%	50.74%	55.36%	58.42%	64.05%

Asset Quality Statistics (Reported) (7)
Allowance	$2,963	$2,237	$2,113	$2,105	$2,180
Allowance as a % of Reported Loans Held for Investment	2.91%	2.39%	2.32%	2.32%	2.26%
Net Charge-Offs	$650	$480	$401	$430	$443
Net Charge-Off Rate	2.66%	2.09%	1.76	%(10)	1.84%	2.37%

Full-time equivalent employees (in thousands)	27.0	27.5	29.5	30.8	31.1

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY

MANAGED BASIS (*)

2007	2007	2007	2007	2006
(in millions)	Q4	Q3 (17)	Q2	Q1	Q4
Earnings (Managed Basis)
Net Interest Income	$3,000.5	$2,803.4	$2,613.3	(8)	$2,602.5	$2,339.1
Non-Interest Income	1,566.2	(16)	1,518.0	1,387.5	1,294.1	(11)	1,210.3

Total Revenue (1)	4,566.7	4,321.4	4,000.8	3,896.6	3,549.4
Provision for Loan Losses	1,940.3	1,142.7	887.1	867.7	998.1
Marketing Expenses	358.2	332.7	326.1	330.9	395.4
Restructuring Expenses (2)	27.8	19.4	91.1	—	—
Operating Expenses	1,749.2	(3),(4)	1,582.2	(3)	1,617.4	(3),(9)	1,643.2	(3)	1,567.3

Income Before Taxes	491.2	1,244.4	1,079.1	1,054.8	588.6
Tax Rate (5)	34.5%	34.4%	28.9%	35.0%	31.6%
Income From Continuing Operations, Net of Tax	$321.6	$816.4	$767.6	$686.1	$402.6
Loss From Discontinued Operations, Net of Tax (6)	(95.0)	(898.0)	(17.2)	(11.1)	(11.9)

Net Income (Loss)	$226.6	$(81.6)	$750.4	$675.0	$390.7

Managed Balance Sheet Statistics (period average) (7)
Average Loans Held for Investment	$148,362	$143,781	$142,616	$144,113	$123,902
Average Earning Assets	$175,652	$168,238	$168,841	$169,358	$145,113
Average Assets	$200,658	$194,528	$193,446	$193,034	$159,947
Return on Average Assets (ROA)	0.64%	1.68%	1.59%	1.42%	1.01%

Managed Balance Sheet Statistics (period end) (7)
Loans Held for Investment	$151,362	$144,769	$143,498	$142,005	$146,151
Total Assets	$198,908	$194,019	$193,682	$194,252	$193,267
Tangible Assets(14)	$185,428	$180,363	$179,888	$180,501	$179,487
Tangible Common Equity (15)	$10,814	$11,131	$11,393	$12,270	$11,455
Tangible Common Equity to Tangible Assets Ratio	5.83%	6.17%	6.33%	6.80%	6.38%
% Off-Balance Sheet Securitizations	33%	35%	37%	36%	34%

Performance Statistics (Managed) (7)
Net Interest Income Growth (annualized)	28%	29%	2%	45%	22%
Non Interest Income Growth (annualized)	13%	38%	29%	28%	(20)%
Revenue Growth (annualized)	23%	32%	11%	39%	6%
Net Interest Margin	6.83%	6.67%	6.19%	6.15%	6.45%
Revenue Margin	10.40%	10.27%	9.48%	9.20%	9.78%
Risk Adjusted Margin (12)	7.45%	7.83%	7.37%	6.97%	7.23%
Non Interest Expense as a % of Average Loans Held for Investment (annualized)	5.76%	5.38%	5.71%	5.48%	6.34%
Efficiency Ratio (13)	46.15%	44.31%	48.58%	50.66%	55.30%

Asset Quality Statistics (Managed) (7)
Net Charge-Offs	$1,296	$1,027	$891	$947	$927
Net Charge-Off Rate	3.49%	2.86%	2.50	%(10)	2.63%	2.99%

(*)	The information in this statistical summary reflects the adjustment to add back the effect of securitization transactions qualifying as sales under generally accepted accounting principles. See accompanying schedule—“Reconciliation to GAAP Financial Measures”.

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY NOTES

(1)	In accordance with the Company's finance charge and fee revenue recognition policy, the amounts billed to customers but not recognized as revenue were as follows: Q4 2007—$379.4 million, Q3 2007—$310.5 million, Q2 2007—$236.3 million, Q1 2007—$213.6 million, and Q4 2006—$248.3 million.

(2)	During the second quarter of 2007, the Company announced a broad-based initiative to reduce expenses and improve its competitive cost position. As part of this initiative $27.8 million, $19.4 million and $91.1 million of restructuring charges were recognized as part of continuing operations during Q4 2007, Q3 2007 and Q2 2007, respectively.

(3)	Includes core deposit intangible amortization expense of $51.1 million in Q4 2007, $52.4 million in Q3 2007, $53.7 million in Q2 2007 and $55.0 million in Q1 2007, and integration costs of $28.6 million in Q4 2007, $30.3 million in Q3 2007, $24.5 million in Q2 2007 and $14.6 million in Q1 2007.

(4)	The Company recognized a pre-tax charge in the fourth quarter of approximately $80 million for liabilities in connection with the Visa antitrust lawsuit settlement with American Express. Additionally, the company has initiated a legal reserve of approximately $60 million for estimated possible damages in connection with other pending Visa litigation, reflecting Capital One’s share of such potential damages as a Visa member.

(5)	Includes a $69.0 million benefit in Q2 2007 resulting from changes in the Company’s international tax position and tax benefits from resolution of tax issues. Miscellaneous tax adjustments in other prior periods as follows: Q1 2007—$11.7 million and Q4 2006—$28.8 million.

(6)	In Q3 2007, the Company shutdown the mortgage origination operations of its wholesale mortgage banking unit, GreenPoint Mortgage, realizing an after-tax loss of $898.0 million. The results of the mortgage origination operation of GreenPoint have been accounted for as a discontinued operation and have been removed from the Company's results of continuing operations for all periods presented. The results of GreenPoint's mortgage servicing business are reported in continuing operations for all periods presented. Effective Q4 2007, GreenPoint's held for investment commercial and consumer loan portfolio results are included in continuing operations.

(7)	Based on continuing operations. Average equity and return on equity are based on the Company's stockholder's equity.

(8)	Includes a $17.4 million gain from the early extinguishment of Trust Preferred Securities in Q2 2007 included as a component of Interest expense.

(9)	Includes a charge of $39.8 million as a result of the accelerated vesting of equity awards made in connection with the transition of the management team for Capital One’s Banking business following the acquisition of North Fork acquisition.

(10)	Managed and reported net charge-off rate for Q2 2007 was positively impacted 11 and 17 basis points, respectively, due to the implementation of a change in customer statement generation from 30 to 25 days grace. The change did not have a material impact on Net Provision for Q2 2007.

(11)	Includes a $46.2 million gain resulting from the sale of a 7% stake in the privately held company, DealerTrack Holding Inc., a leading provider of on-demand software and data solutions for the automotive retail industry in Q1 2007.

(12)	Risk adjusted margin is total revenue less net charge-offs as a percentage of average earning assets.

(13)	Efficiency ratio is Non-interest expense less restructuring expense divided by total revenue.

(14)	Tangible assets include managed assets less intangible assets.

(15)	Includes stockholders’ equity and preferred interests less intangible assets and related deferred tax liability. Tangible Common Equity on a reported and managed basis is the same.

(16)	During the fourth quarter 2007, the Company completed the sale of its interest in a relationship agreement to develop and market consumer credit products in the Spanish Market and recorded a gain related to this sale of approximately $30 million in non-interest income.

(17)	Certain prior period amounts have been reclassified to conform with current period presentation.

CAPITAL ONE FINANCIAL CORPORATION (COF)

SEGMENT FINANCIAL & STATISTICAL SUMMARY FOR CONTINUING OPERATIONS

MANAGED BASIS (1)

(in thousands)	2007 Q4	2007 Q3 (8)	2007 Q2		2007 Q1	2006 Q4
Local Banking: (3)
Interest Income	$1,702,252	$1,744,038	$1,724,239		$1,740,132	$721,102
Interest Expense	1,119,738	1,161,758	1,139,774		1,166,563	476,523

Net interest income	$582,514	$582,280	$584,465		$573,569	$244,579
Non-interest income	192,342	195,204	210,581		200,141	112,021
Provision for loan losses	42,665	(58,285)	23,929		23,776	(21,549)
Other non-interest expenses	561,812	543,390	548,462		554,598	307,810
Income tax provision	58,610	101,783	77,821		68,339	24,619

Net income	$111,769	$190,596	$144,834		$126,997	$45,720

Loans Held for Investment	$43,972,795	$42,233,665	$41,919,645		$41,642,594	$12,145,533
Average Loans Held for Investment	$43,128,767	$41,992,618	$42,110,537		$41,846,678	$13,330,876
Core Deposits(2)	$63,206,923	$62,712,373	$63,828,306		$62,962,395	$27,071,324
Total Deposits	$73,318,570	$73,013,351	$74,482,705		$74,509,054	$35,334,610
Loans Held for Investment Yield	7.02%	7.13%	7.03%		6.99%	7.98%
Net Interest Margin—Loans (4)	1.87%	1.79%	1.88%		1.91%	3.21%
Net Interest Margin—Deposits (5)	2.04%	2.08%	2.01%		1.98%	1.50%
Efficiency Ratio (7)	72.51%	69.89%	68.98%		71.68%	86.32%
Net charge-off rate	0.28%	0.19%	0.19%		0.15%	0.40%
Non Performing Loans	$178,385	$112,794	$80,781		$80,162	$57,824
Non Performing Loans as a % of Loans Held for Investment	0.41%	0.27%	0.19%		0.19%	0.48%
Non-Interest Expenses as a % of Average Loans Held for Investment	5.21%	5.18%	5.21%		5.30%	9.24%
Number of Active ATMs	1,288	1,282	1,253		1,236	661
Number of locations	742	732	724		723	358

National Lending:
Interest Income	$3,675,528	$3,511,878	$3,261,042		$3,254,596	$3,182,013
Interest Expense	1,235,080	1,232,115	1,197,106		1,184,284	1,163,106

Net interest income	$2,440,448	$2,279,763	$2,063,936		$2,070,312	$2,018,907
Non-interest income	1,384,315	1,312,146	1,177,139		1,138,499	1,105,240
Provision for loan losses	1,777,327	1,196,087	869,149		849,216	1,010,837
Other non-interest expenses	1,389,840	1,367,607	1,366,282		1,422,169	1,534,523
Income tax provision	224,802	352,847	346,547		322,877	205,768

Net income	$432,794	$675,368	$659,097		$614,549	$373,019

Loans Held for Investment	$106,508,443	$102,556,271	$101,590,039		$100,371,532	$102,359,180
Average Loans Held for Investment	$104,321,485	$101,805,584	$100,520,138		$102,276,581	$99,881,480
Core Deposits(2)	$1,599	$470	$1,124		$3,212	$6,061
Total Deposits	$2,050,861	$2,295,131	$2,411,435		$2,409,291	$2,383,902
Loans Held for Investment Yield	14.07%	13.77%	12.95%		12.70%	12.72%
Net Interest Margin	9.36%	8.96%	8.21%		8.10%	8.09%
Revenue Margin	14.67%	14.11%	12.90%		12.55%	12.51%
Risk Adjusted Margin	9.94%	10.15%	9.43%		8.90%	8.88%
Non-Interest Expenses as a % of Average Loans Held for Investment	5.33%	5.37%	5.44%		5.56%	6.15%
Efficiency Ratio (7)	36.34%	38.07%	42.16%		44.32%	49.12%
Net charge-off rate	4.73%	3.96%	3.47	%(6)	3.65%	3.63%
Delinquency Rate (30+ days)	5.17%	4.70%	3.89%		3.63%	4.09%
Number of Loan Accounts (000s)	48,537	48,473	48,536		48,668	49,374

Other: (3)
Net interest income	$(22,449)	$(58,605)	$(35,056)		$(41,427)	$75,586
Non-interest income	(10,425)	10,639	(249)		(44,564)	(6,915)
Provision for loan losses	120,376	5,023	(5,981)		(5,330)	8,840
Restructuring expenses	27,809	19,354	91,074		—	—
Other non-interest expenses	155,746	3,870	28,717		(2,720)	120,353
Income tax benefit	(113,854)	(26,620)	(112,796)		(22,519)	(44,395)

Net loss	$(222,951)	$(49,593)	$(36,319)		$(55,422)	$(16,127)

Loans Held for Investment	$881,179	$(21,375)	$(11,928)		$(9,084)	$31,646,555
Core Deposits(2)	$6,107,779	$6,373,515	$6,937,760		$7,532,854	$42,819,710
Total Deposits	$7,621,031	$8,034,332	$8,786,315		$10,745,405	$48,052,380

Total:
Interest Income	$4,863,246	$4,646,431	$4,380,376		$4,359,663	$3,901,560
Interest Expense	1,862,733	1,842,993	1,767,031		1,757,209	1,562,488

Net interest income	$3,000,513	$2,803,438	$2,613,345		$2,602,454	$2,339,072
Non-interest income	1,566,232	1,517,989	1,387,471		1,294,076	1,210,346
Provision for loan losses	1,940,368	1,142,825	887,097		867,662	998,128
Restructuring expenses	27,809	19,354	91,074		—	—
Other non-interest expenses	2,107,398	1,914,867	1,943,461		1,974,047	1,962,686
Income tax provision	169,558	428,010	311,572		368,697	185,992

Net Income	$321,612	$816,371	$767,612		$686,124	$402,612

Loans Held for Investment	$151,362,417	$144,768,561	$143,497,756		$142,005,042	$146,151,268
Core Deposits(2)	$69,316,301	$69,086,358	$70,767,190		$70,498,461	$69,897,095
Total Deposits	$82,990,462	$83,342,814	$85,680,455		$87,663,750	$85,770,892

(1)	The information in this statistical summary reflects the adjustment to add back the effect of securitization transactions qualifying as sales under generally accepted accounting principles. See accompanying schedule—“Reconciliation to GAAP Financial Measures.” In Q3 2007, the Company shutdown the mortgage origination operations of its wholesale mortgage banking unit, GreenPoint Mortgage. The results of the mortgage origination operation of GreenPoint have been accounted for as a discontinued operation and have been removed from the Company’s results of continuing operations for all periods presented. The results of GreenPoint’s mortgage servicing business are reported in continuing operations for all periods presented. Effective Q4 2007, GreenPoint’s held for investment commercial and consumer loan portfolio results are included in continuing operations.
(2)	Includes domestic non-interest bearing deposits, NOW accounts, money market deposit accounts, savings accounts, certificates of deposit of less than $100,000 and other consumer time deposits.
(3)	Results of the North Fork acquisition were included in the Other category for Q4 2006.
(4)	Net Interest Margin—Loans is interest income—loans divided by average managed loans.
(5)	Net Interest Margin—Deposits is interest expense—deposits divided by average retail deposits.
(6)	Net charge-off rate for Q2 2007 was positively impacted by 16 basis points due to the implementation of a change in customer statement generation from 30 to 25 days grace. This change did not have a material impact on the provision for the quarter.
(7)	Efficiency Ratio is non-interest expenses divided by total managed revenue.

(8)	Certain prior period amounts have been reclassified to conform with current period presentation.

CAPITAL ONE FINANCIAL CORPORATION (COF)

NATIONAL LENDING SUBSEGMENT FINANCIAL & STATISTICAL SUMMARY FOR CONTINUING OPERATIONS

MANAGED BASIS (1)

(in thousands)	2007 Q4	2007 Q3	2007 Q2		2007 Q1	2006 Q4
US Card:
Interest Income	$2,058,920	$1,953,967	$1,779,670		$1,813,846	$1,795,345
Interest Expense	574,714	596,767	590,236		602,505	600,821

Net interest income	$1,484,206	$1,357,200	$1,189,434		$1,211,341	$1,194,524
Non-interest income	1,046,823	975,502	842,428		778,606	795,881
Provision for loan losses	913,113	662,428	402,589		373,836	554,698
Non-interest expenses	822,317	815,470	808,769		861,020	916,963
Income tax provision	273,686	294,053	282,253		259,751	181,561

Net income	$521,913	$560,751	$538,251		$495,340	$337,183

Loans Held for Investment	$52,078,847	$49,573,279	$50,032,530		$49,681,559	$53,623,680
Average Loans Held for Investment	$50,276,568	$49,682,666	$49,573,957		$51,878,104	$51,686,135
Loans Held for Investment Yield	16.38%	15.73%	14.36%		13.99%	13.89%
Net Interest Margin	11.81%	10.93%	9.60%		9.34%	9.24%
Revenue Margin	20.14%	18.78%	16.39%		15.34%	15.40%
Risk Adjusted Margin	14.74%	14.65%	12.66%		11.35%	11.58%
Non-Interest Expenses as a % of Average Loans Held for Investment	6.54%	6.57%	6.53%		6.64%	7.10%
Efficiency Ratio (2)	32.49%	34.96%	39.80%		43.27%	46.07%
Net charge-off rate	5.40%	4.13%	3.73	%(5)	3.99%	3.82%
Delinquency Rate (30+ days)	4.95%	4.46%	3.41%		3.48%	3.74%
Purchase Volume (3)	$22,909,274	$21,522,104	$21,781,462		$19,346,812	$22,782,451
Number of Loan Accounts (000s)	36,450	36,504	36,608		36,758	37,630

Auto Finance:
Interest Income	$687,389	$661,471	$651,821		$637,609	$593,268
Interest Expense	300,133	283,949	277,783		265,556	242,311

Net interest income	$387,256	$377,522	$374,038		$372,053	$350,957
Non-interest income	14,888	13,514	23,273		60,586	14,143
Provision for loan losses	429,247	244,537	182,278		200,058	151,171
Non-interest expenses	144,301	152,275	157,044		164,948	162,022
Income tax provision	(58,963)	(1,987)	19,948		23,266	18,167

Net (loss) income	$(112,441)	$(3,789)	$38,041		$44,367	$33,740

Loans Held for Investment	$25,128,352	$24,335,242	$24,067,760		$23,930,547	$21,751,827
Average Loans Held for Investment	$24,920,380	$24,170,047	$23,898,070		$23,597,675	$21,498,205
Loans Held for Investment Yield	11.03%	10.95%	10.91%		10.81%	11.04%
Net Interest Margin	6.22%	6.25%	6.26%		6.31%	6.53%
Revenue Margin	6.45%	6.47%	6.65%		7.33%	6.79%
Risk Adjusted Margin	2.46%	2.91%	4.30%		5.04%	3.94%
Non-Interest Expenses as a % of Average Loans Held for Investment	2.32%	2.52%	2.63%		2.80%	3.01%
Efficiency Ratio (2)	35.88%	38.94%	39.53%		38.13%	44.38%
Net charge-off rate	4.00%	3.56%	2.35%		2.29%	2.85%
Delinquency Rate (30+ days)	7.84%	7.15%	6.00%		4.64%	6.35%
Auto Loan Originations	$3,623,491	$3,248,747	$2,992,427		$3,311,868	$3,078,877
Number of Loan Accounts (000s)	1,771	1,731	1,771		1,762	1,589

Global Financial Services:
Interest Income	$929,219	$896,440	$829,551		$803,141	$793,400
Interest Expense	360,233	351,399	329,087		316,223	319,974

Net interest income	$568,986	$545,041	$500,464		$486,918	$473,426
Non-interest income	322,604	323,130	311,438		299,307	295,216
Provision for loan losses	434,967	289,122	284,282		275,322	304,968
Non-interest expenses	423,222	399,862	400,469		396,201	455,538
Income tax provision	10,079	60,781	44,346		39,860	6,040

Net income	$23,322	$118,406	$82,805		$74,842	$2,096

Loans Held for Investment	$29,301,244	$28,647,750	$27,489,749		$26,759,426	$26,983,673
Average Loans Held for Investment	$29,124,537	$27,952,871	$27,048,111		$26,800,802	$26,697,140
Loans Held for Investment Yield (4)	12.69%	12.72%	12.16%		11.88%	11.80%
Net Interest Margin	7.81%	7.80%	7.40%		7.27%	7.09%
Revenue Margin	12.25%	12.42%	12.01%		11.73%	11.52%
Risk Adjusted Margin	8.05%	8.42%	8.03%		7.55%	7.63%
Non-Interest Expenses as a % of Average Loans Held for Investment	5.81%	5.72%	5.92%		5.91%	6.83%
Efficiency Ratio (2)	47.47%	46.06%	49.32%		50.39%	59.27%
Net charge-off rate	4.19%	4.00%	3.98%		4.18%	3.89%
Delinquency Rate (30+ days)	3.29%	3.02%	2.93%		2.99%	2.97%
Number of Loan Accounts (000s)	10,316	10,238	10,157		10,148	10,155

(1)	The information in this statistical summary reflects the adjustment to add back the effect of securitization transactions qualifying as sales under generally accepted accounting principles. See accompanying schedule—“Reconciliation to GAAP Financial Measures.”
(2)	Efficiency ratio is non-Interest Expenses divided by total Managed Revenue
(3)	Includes all purchase transactions net of returns and excludes cash advance transactions.
(4)	Excludes “GFS—Home Loans Originations” and “GFS—Settlement Services” from Other Interest Income.
(5)	Net charge-off rate for Q2 2007 was positively impacted by 31 basis points due to the implementation of a change in customer statement generation from 30 to 25 days grace. This change did not have a material impact on the provision for the quarter.

CAPITAL ONE FINANCIAL CORPORATION

Reconciliation to GAAP Financial Measures

For the Three Months Ended December 31, 2007

(dollars in thousands)(unaudited)

The Company’s consolidated financial statements prepared in accordance with generally accepted accounting principles (“GAAP”) are referred to as its “reported” financial statements. Loans included in securitization transactions which qualified as sales under GAAP have been removed from the Company’s “reported” balance sheet. However, servicing fees, finance charges, and other fees, net of charge-offs, and interest paid to investors of securitizations are recognized as servicing and securitizations income on the “reported” income statement.

The Company’s “managed” consolidated financial statements reflect adjustments made related to effects of securitization transactions qualifying as sales under GAAP. The Company generates earnings from its “managed” loan portfolio which includes both the on-balance sheet loans and off-balance sheet loans. The Company’s “managed” income statement takes the components of the servicing and securitizations income generated from the securitized portfolio and distributes the revenue and expense to appropriate income statement line items from which it originated. For this reason the Company believes the “managed” consolidated financial statements and related managed metrics to be useful to stakeholders.

	Total Reported	Adjustments(1)	Total Managed(2)
Income Statement Measures(3)
Net interest income	$1,762,247	$1,238,266	$3,000,513
Non-interest income	2,158,340	(592,108)	1,566,232

Total revenue	3,920,587	646,158	4,566,745
Provision for loan losses	1,294,210	646,158	1,940,368
Net charge-offs	$650,018	$646,158	$1,296,176

Balance Sheet Measures
Loans Held for Investment	$101,805,027	$49,557,390	$151,362,417
Total assets	$150,590,369	$48,706,677	$199,297,046
Average loans Held for Investment	$97,784,813	$50,577,525	$148,362,338
Average earning assets	$127,553,955	$48,409,256	$175,963,211
Average total assets	$151,517,794	$49,732,018	$201,249,812
Delinquencies	$3,721,444	$2,142,353	$5,863,797

(1)

Income statement adjustments reclassify the net of finance charges of $1,648.6 million, past-due fees of $301.1 million, other interest income of $(46.7) million and interest expense of $664.8 million; and net charge-offs of $646.2 million from Non-interest income to Net interest income and Provision for loan losses, respectively.

(2)	The managed loan portfolio does not include auto loans which have been sold in whole loan sale transactions where the Company has retained servicing rights.
(3)	Based on continuing operations.

CAPITAL ONE FINANCIAL CORPORATION

Consolidated Balance Sheets

(in thousands)(unaudited)

	As of December 31 2007	As of September 30 2007	As of December 31 2006(1)
Assets:
Cash and due from banks	$2,377,287	$1,819,121	$2,817,519
Federal funds sold and resale agreements	1,766,762	1,922,735	1,099,156
Interest-bearing deposits at other banks	677,360	703,805	743,821

Cash and cash equivalents	4,821,409	4,445,661	4,660,496
Securities available for sale	19,781,587	19,959,247	15,246,887
Mortgage loans held for sale	315,863	1,454,457	10,435,295
Loans held for investment	101,805,027	95,405,217	96,512,139
Less: Allowance for loan and lease losses	(2,963,000)	(2,320,000)	(2,180,000)

Net loans held for investment	98,842,027	93,085,217	94,332,139
Accounts receivable from securitizations	4,717,879	6,905,859	4,589,235
Premises and equipment, net	2,299,603	2,268,034	2,203,280
Interest receivable	839,317	793,693	816,426
Goodwill	12,830,740	12,952,838	13,635,435
Other	6,141,944	5,289,829	3,820,092

Total assets	$150,590,369	$147,154,835	$149,739,285

Liabilities:
Non-interest-bearing deposits	$11,046,549	$10,840,189	$11,648,070
Interest-bearing deposits	71,943,913	72,502,625	74,122,822
Senior and subordinated notes	10,712,706	10,784,182	9,725,470
Other borrowings	26,583,683	22,722,519	24,257,007
Interest payable	631,609	552,674	574,763
Other	5,377,797	4,965,794	4,175,947

Total liabilities	126,296,257	122,367,983	124,504,079

Stockholders’ Equity:
Common stock	4,192	4,183	4,122
Paid-in capital, net	15,860,490	15,768,525	15,333,137
Retained earnings and cumulative other comprehensive income	11,582,816	11,395,226	10,026,364
Less: Treasury stock, at cost	(3,153,386)	(2,381,082)	(128,417)

Total stockholders’ equity	24,294,112	24,786,852	25,235,206

Total liabilities and stockholders’ equity	$150,590,369	$147,154,835	$149,739,285

(1)	Certain prior period amounts have been reclassified to conform to the current period presentation.

CAPITAL ONE FINANCIAL CORPORATION

Consolidated Statements of Income

(in thousands, except per share data)(unaudited)

	Three Months Ended			Year Ended
	December 31 2007	September 30 2007	December 31 (1) 2006	December 31 2007	December 31 (1) 2006
Interest Income:
Loans held for investment, including past-due fees	$2,536,779	$2,381,096	$2,002,111	$9,500,128	$7,046,473
Securities available for sale	256,364	252,550	185,424	950,972	676,712
Other	167,051	133,321	136,390	627,056	441,550

Total interest income	2,960,194	2,766,967	2,323,925	11,078,156	8,164,735

Interest Expense:
Deposits	686,174	740,091	552,385	2,906,351	1,814,797
Senior and subordinated notes	159,878	144,643	136,282	577,128	411,643
Other borrowings	351,895	257,759	242,286	1,064,832	846,849

Total interest expense	1,197,947	1,142,493	930,953	4,548,311	3,073,289

Net interest income	1,762,247	1,624,474	1,392,972	6,529,845	5,091,446
Provision for loan and lease losses	1,294,210	595,534	513,157	2,636,502	1,476,438

Net interest income after provision for loan and lease losses	468,037	1,028,940	879,815	3,893,343	3,615,008

Non-Interest Income:
Servicing and securitizations	1,271,396	1,354,303	959,436	4,840,677	4,209,637
Service charges and other customer-related fees	573,034	522,374	462,086	2,057,854	1,770,340
Mortgage servicing and other	(5,700)	52,661	58,805	166,776	177,893
Interchange	152,595	103,799	147,571	500,484	549,074
Other	167,015	116,525	43,577	488,432	294,080

Total non-interest income	2,158,340	2,149,662	1,671,475	8,054,223	7,001,024

Non-Interest Expense:
Salaries and associate benefits	622,101	627,358	617,563	2,592,534	2,224,676
Marketing	358,182	332,693	395,360	1,347,836	1,444,324
Communications and data processing	189,415	194,551	187,043	758,820	712,001
Supplies and equipment	146,267	134,639	137,582	531,238	460,419
Occupancy	91,675	77,597	63,796	322,510	215,636
Restructuring expense	27,809	19,354	—	138,237	—
Other	699,758	548,029	561,342	2,386,835	1,886,635

Total non-interest expense	2,135,207	1,934,221	1,962,686	8,078,010	6,943,691

Income from continuing operations before income taxes	491,170	1,244,381	588,604	3,869,556	3,672,341
Income taxes	169,558	428,010	185,992	1,277,837	1,245,964

Income from continuing operations, net of tax	321,612	816,371	402,612	2,591,719	2,426,377
Loss from discontinued operations, net of tax(2)	(95,044)	(898,029)	(11,884)	(1,021,387)	(11,884)

Net income (loss)	$226,568	$(81,658)	$390,728	$1,570,332	$2,414,493

Basic earnings per share
Income from continuing operations	$0.85	$2.11	$1.20	$6.64	$7.84
Loss from discontinued operations	(0.25)	(2.32)	(0.04)	(2.62)	(0.04)

Net income (loss)	$0.60	$(0.21)	$1.16	$4.02	$7.80

Diluted earnings per share
Income from continuing operations	$0.85	$2.09	$1.17	$6.55	$7.65
Loss from discontinued operations	(0.25)	(2.30)	(0.03)	(2.58)	(0.03)

Net income (loss)	$0.60	$(0.21)	$1.14	$3.97	$7.62

Dividends paid per share	$0.03	$0.03	$0.03	$0.11	$0.11

(1)	Certain prior period amounts have been reclassified to conform to the current period presentation.
(2)	Certain prior period amounts have been reclassified to conform to the current period presentation. In Q3 2007, the Company shutdown the mortgage origination operations of its wholesale mortgage banking unit, GreenPoint Mortgage, realizing an after-tax loss of $898.0 million. The results of the mortgage origination operation of GreenPoint have been accounted for as a discontinued operation and have been removed from the Company’s results of continuing operations for all periods presented.

CAPITAL ONE FINANCIAL CORPORATION

Statements of Average Balances, Income and Expense, Yields and Rates

(dollars in thousands)(unaudited)

Reported	Quarter Ended 12/31/07			Quarter Ended 9/30/07 (1)			Quarter Ended 12/31/06 (1)
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Earning assets:
Loans held for investment	97,784,813	2,536,779	10.38%	91,744,846	2,381,096	10.38%	74,737,753	2,002,111	10.72%
Securities available for sale	20,102,440	256,364	5.10%	20,041,177	252,550	5.04%	15,090,001	185,424	4.92%
Other	9,355,161	167,051	7.14%	6,568,358	133,321	8.12%	8,020,811	136,390	6.80%

Total earning assets (2)	$127,242,414	$2,960,194	9.31%	$118,354,381	$2,766,967	9.35%	$97,848,565	$2,323,925	9.50%

Interest-bearing liabilities:
Interest-bearing deposits
NOW accounts	$4,674,490	$30,443	2.61%	$4,759,665	$34,030	2.86%	$2,094,623	$14,546	2.78%
Money market deposit accounts	28,983,602	270,943	3.74%	28,696,735	294,873	4.11%	15,762,255	149,831	3.80%
Savings accounts	8,172,510	32,520	1.59%	8,345,638	37,474	1.80%	5,425,790	31,386	2.31%
Other Consumer Time Deposits	16,374,958	183,570	4.48%	17,203,453	194,256	4.52%	16,656,731	190,489	4.57%
Public Fund CD’s of $100,000 or more	1,902,442	23,126	4.86%	1,884,767	23,092	4.90%	1,281,768	16,636	5.19%
CD’s of $100,000 or more	8,335,941	97,335	4.67%	8,673,860	103,296	4.76%	8,682,658	101,535	4.68%
Foreign time deposits	3,868,444	48,237	4.99%	3,991,056	53,070	5.32%	3,831,401	47,962	5.01%

Total Interest-bearing deposits	$72,312,387	$686,174	3.80%	$73,555,174	$740,091	4.02%	$53,735,226	$552,385	4.11%
Senior and subordinated notes	10,682,635	159,878	5.99%	9,811,821	144,643	5.90%	9,034,696	136,282	6.03%
Other borrowings	26,433,200	351,895	5.33%	18,892,876	257,759	5.46%	18,891,606	242,286	5.13%

Total interest-bearing liabilities (2)	$109,428,222	$1,197,947	4.38%	$102,259,871	$1,142,493	4.47%	$81,661,528	$930,953	4.56%

Net interest spread			4.93%			4.88%			4.94%

Interest income to average earning assets			9.31%			9.35%			9.50%
Interest expense to average earning assets			3.77%			3.86%			3.81%

Net interest margin			5.54%			5.49%			5.69%

(1)	Prior period amounts have been reclassified to conform with current period presentation.
(2)	Average balances, income and expenses, yields and rates are based on continuing operations.

CAPITAL ONE FINANCIAL CORPORATION

Statements of Average Balances, Income and Expense, Yields and Rates

(dollars in thousands)(unaudited)

Managed (1)	Quarter Ended 12/31/07			Quarter Ended 9/30/07 (2)			Quarter Ended 12/31/06 (2)
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Earning assets:
Loans held for investment	148,362,338	4,512,219	12.17%	143,781,268	4,324,272	12.03%	123,901,960	3,640,588	11.75%
Securities available for sale	20,102,440	256,364	5.10%	20,041,177	252,550	5.04%	15,090,001	185,424	4.92%
Other	7,186,892	94,663	5.27%	4,415,978	69,610	6.31%	6,121,053	75,547	4.94%

Total earning assets (3)	$175,651,670	$4,863,246	11.07%	$168,238,423	$4,646,432	11.05%	$145,113,014	$3,901,559	10.76%

Interest-bearing liabilities:
Interest-bearing deposits
NOW accounts	$4,674,490	$30,443	2.61%	$4,759,665	$34,030	2.86%	$2,094,623	$14,546	2.78%
Money market deposit accounts	28,983,602	270,943	3.74%	28,696,735	294,873	4.11%	15,762,255	149,831	3.80%
Savings accounts	8,172,510	32,520	1.59%	8,345,638	37,474	1.80%	5,425,790	31,386	2.31%
Other Consumer Time Deposits	16,374,958	183,570	4.48%	17,203,453	194,256	4.52%	16,656,731	190,489	4.57%
Public Fund CD’s of $100,000 or more	1,902,442	23,126	4.86%	1,884,767	23,092	4.90%	1,281,768	16,636	5.19%
CD’s of $100,000 or more	8,335,941	97,335	4.67%	8,673,860	103,296	4.76%	8,682,658	101,535	4.68%
Foreign time deposits	3,868,444	48,237	4.99%	3,991,056	53,070	5.32%	3,831,401	47,962	5.01%

Total Interest-bearing deposits	$72,312,387	$686,174	3.80%	$73,555,174	$740,091	4.02%	$53,735,226	$552,385	4.11%
Senior and subordinated notes	10,682,635	159,878	5.99%	9,811,821	144,643	5.90%	9,034,696	136,282	6.03%
Other borrowings	26,433,200	351,895	5.33%	18,892,876	257,759	5.46%	18,891,606	242,299	5.13%
Securitization liability	49,847,555	664,786	5.33%	51,320,446	700,501	5.46%	48,603,831	631,521	5.20%

Total interest-bearing liabilities (3)	$159,275,777	$1,862,733	4.68%	$153,580,317	$1,842,994	4.80%	$130,265,359	$1,562,487	4.80%

Net interest spread			6.39%			6.25%			5.96%

Interest income to average earning assets			11.07%			11.05%			10.76%
Interest expense to average earning assets			4.24%			4.38%			4.31%

Net interest margin			6.83%			6.67%			6.45%

(1)	The information in this table reflects the adjustment to add back the effect of securitized loans.
(2)	Prior period amounts have been reclassified to conform with current period presentation.
(3)	Average balances, income and expenses, yields and rates are based on continuing operations.

News Release

FOR IMMEDIATE RELEASE: January 23, 2008

Contacts:	Investor Relations	Media Relations
	Jeff Norris	Tatiana Stead	Julie Rakes
	703-720-2455	703-720-2352	804-284-5800

Capital One Reports Fourth Quarter Earnings

McLean, Va. (Jan 23, 2008) – Capital One Financial Corporation (NYSE: COF) today announced earnings for 2007 of $1.6 billion, or $3.97 per share (diluted). Earnings from continuing operations for the full year were $2.6 billion or $6.55 per share (diluted), versus the prior year’s $2.4 billion, or $7.65 earnings per share (diluted). Net income for the fourth quarter of 2007 was $226.6 million, or $0.60 earnings per share (diluted). Fourth quarter 2007 earnings from continuing operations were $321.6 million, or $0.85 earnings per share (diluted) compared to $402.6 million, or $1.17 earnings per share (diluted) in the fourth quarter of 2006. These results are consistent with those reported by the company on January 10, 2008 and provide additional information regarding segment performance.

Earnings from continuing operations excludes the loss from discontinued operations related to the shutdown of GreenPoint Mortgage, announced in August 2007, of $0.25 per share (diluted) for the fourth quarter of 2007 and $2.58 per share (diluted) for full year 2007.

“As the economy has weakened, we have selectively pulled back loan growth and maintained appropriately conservative underwriting standards,” said Richard D. Fairbank, Capital One’s Chairman and Chief Executive Officer. “We feel confident that our strong balance sheet, resilient businesses, and decisive actions will allow us to successfully navigate the cyclical economic weakness and we remain poised to generate above average returns on the other side of the cycle.”

Total Company Results

•

Managed loans held for investment at the end of 2007 were $151.4 billion, up $5.2 billion or 3.6 percent over the end of 2006. Increases during the year came primarily in the Auto and Global Financial Services portfolios. Managed loans increased from the third quarter of 2007 by $6.6 billion, or 4.6 percent, driven largely by seasonal growth in U.S. Card and Auto. The company expects managed loan growth in the low single digits in 2008.

Capital One Reports Fourth Quarter Earnings

•

Total managed revenue was up 5.7 percent relative to the third quarter of 2007, driven largely by revenue margin expansion and seasonal loan growth in our U.S. Card portfolio. The company expects 2008 revenue growth to be in the low single digits.

•

On a managed basis, the fourth quarter 2007 provision for loan losses was approximately $1.9 billion. This was comprised of approximately $1.3 billion in charge-offs and an allowance build of approximately $650 million. The allowance is driven by the loss outlook at year-end which reflects fourth quarter credit metrics and a recognition of the weakening trends in the U.S. economy as the company entered 2008.

•

Fourth quarter operating expenses of $1.7 billion included approximately $140 million of legal liabilities and reserves. Full year 2007 operating expenses were $6.6 billion, leading to an efficiency ratio of 47 percent. The company expects its 2008 operating expenses to be at least $200 million below 2007, leading to an efficiency ratio in the mid-forty percent range for 2008.

•	Total deposits of $83.0 billion at the end of the fourth quarter of 2007 were essentially flat with the previous quarter.

“The company ended 2007 with a year-end ratio of tangible common equity (TCE) to tangible managed assets of 5.8 percent. In the current environment we intend, through internal capital generation, to manage toward the high end or above our target range of 5.5 - 6.0 percent,” said Gary L. Perlin, Capital One’s Chief Financial Officer. “We will maintain our strong liquidity position and continue to take actions to sustain profitability through the cycle.”

Segment Results

National Lending Segment

•	Profits for the National Lending segment were up $59.8 million as compared to the fourth quarter of 2006, driven by increased profits in U.S. Card and Global Financial Services.

•

The managed charge-off rate for the National Lending segment in the fourth quarter of 2007 was 4.73 percent versus 3.96 percent in the third quarter of 2007 and 3.63 percent in the fourth quarter of 2006. The delinquency rate of 5.17 percent for National Lending increased from 4.70 percent at the end of the third quarter and 4.09 percent as of December 31, 2006. Credit metrics have risen year over year due to credit normalization, secondary effects of changes to pricing and fee policies in U.S. Card, and deterioration in the company’s U.S. consumer loan portfolio due to weakening in the U.S. economy.

Capital One Reports Fourth Quarter Earnings

U.S. Card highlights

•

U.S. Card reported record net income for 2007 of $2.1 billion, versus $1.8 billion in 2006. Fourth quarter net income was $521.9 million, a 54.8 percent increase, year over year as revenue growth and expense reductions more than offset increased charge-offs and allowance build.

•

Revenues increased 27.2 percent from the fourth quarter of 2006 largely as a result of pricing changes implemented in some of the company’s products after completion of the card holder system conversion.

•

Non-interest expenses decreased 6.1 percent to $3.3 billion in 2007 from $3.5 billion in 2006. Non-interest expenses in the fourth quarter of 2007 were relatively flat compared to the third quarter of 2007.

•

Managed loans at the end of 2007 were $52.1 billion, a decline of 2.9 percent from the end of 2006, and an increase of 5.1 percent from the end of the third quarter of 2007. The year over year decline was a result of a reduction in the marketing of teaser rate offers in the prime market and a $600.0 million portfolio sale in the first quarter of 2007. The increase in managed loans relative to the third quarter was due primarily to seasonality.

•

Charge-offs rose in the fourth quarter of 2007 to 5.40 percent from 3.82 percent in the fourth quarter of 2006, and delinquencies rose to 4.95 percent from 3.74 percent. The increases resulted from continued normalization of consumer credit, pull-back from the prime revolver market throughout the year, impacts of U.S. Card’s pricing and fee policy changes made in the second and third quarters, and economic weakening evidenced in recently released economic indicators. In addition, credit metrics in the fourth quarter of 2007 reflect expected seasonal patterns on a sequential quarter basis. The company expects the U.S. Card managed charge-off rate to be in the mid-6 percent range in the first half of 2008.

Auto Finance highlights

•

Auto Finance reported a net loss for 2007 of $33.8 million, versus net income of $233.5 million in 2006. In the fourth quarter of 2007, Auto posted a net loss of $112.4 million, primarily due to the effects of credit worsening.

•

Increases in charge-off and delinquency rates were a result of expected seasonal patterns, credit normalization and weakening in the U.S. economy. While the company increased its pricing and tightened credit standards in the fourth quarter of 2007, the reduction in

Capital One Reports Fourth Quarter Earnings

competitive intensity allowed the company to originate $3.6 billion of high quality loans, up 11.5 percent, compared to the third quarter of 2007.

•

Tightened underwriting and increased prices implemented in the fourth quarter have resulted in better credit profiles and higher pricing on the portfolio. An intended effect of the tightened underwriting has been to reduce the amount of originations. In 2008, the company expects to further reduce originations and focus its dealer prime business on a much smaller network of dealers.

•

On January 1, 2008, the company moved Capital One Auto Finance Company (“COAF”), a previously wholly owned finance company subsidiary of Capital One Financial Corporation to become a direct operating subsidiary of Capital One, N.A., a wholly owned banking subsidiary. This legal entity restructuring enhances the holding company’s liquidity profile and COAF’s funding flexibility.

Global Financial Services (GFS) highlights

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GFS reported net income for 2007 of $299.4 million, versus $273.9 million in 2006. Fourth quarter 2007 net income was $23.3 million, a $21.2 million increase over last year’s fourth quarter driven by higher revenue margin and lower operating expenses offset by higher provision expense. The reduction in net income relative to the prior quarter was primarily driven by an increase in provision expense.

•	Managed loans grew 8.6 percent, to $29.3 billion during 2007 with growth from North American businesses more than offsetting a modest decline in loans in the UK.

•	Strong credit results in the Canadian credit card business and stable and improving credit performance in the UK muted worsening credit trends in the domestic GFS businesses for 2007.

Local Banking Segment highlights

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Net income of $111.8 million in the fourth quarter of 2007 was down $78.8 million over the third quarter, due primarily to the third quarter including a release in reserves that resulted from aligning the Banking segment’s allowance methodologies with the company’s methodology.

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Loans held for investment grew $1.7 billion from the third quarter of 2007 to $44.0 billion primarily from the addition of GreenPoint Mortgage loans and increased commercial loan production. Total Bank deposits grew $305.2 million to $73.3 billion.

Capital One Reports Fourth Quarter Earnings

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The charge-off rate was 28 basis points in the fourth quarter of 2007 compared to 19 basis points in the third quarter, and non-performing loans were 41 basis points at December 31, 2007 compared to 27 basis points at September 30, 2007. While losses remain at very low levels, during the quarter the Bank experienced charge-off increases in its Consumer Real Estate portfolio and Unsecured Lending.

•	Integration efforts continue to be on track with the brand conversion and deposit platform conversion scheduled for the first quarter.

The company generates earnings from its managed loan portfolio, which includes both on-balance sheet loans and securitized (off-balance sheet) loans. For this reason, the company believes managed financial measures to be useful to stakeholders. In compliance with Regulation G of the Securities and Exchange Commission, the company is providing a numerical reconciliation of managed financial measures to comparable measures calculated on a reported basis using generally accepted accounting principles (GAAP). Please see the schedule titled “Reconciliation to GAAP Financial Measures” attached to this release for more information.

Forward looking statements

The company cautions that its current expectations in this release, in the presentation slides available on the company’s website and in its Form 8-K dated January 23, 2008, for 2008 revenue growth, managed growth, operating efficiencies, operating expense reductions, the expected managed charge-off rate for U.S. Card for the first half of 2008, and estimated loss levels for the twelve months ending December 31, 2008 underlying its provision expenses in the fourth quarter of 2007, and the company’s plans, objectives, expectations, and intentions, are forward-looking statements and actual results could differ materially from current expectations due to a number of factors, including: general economic and business conditions in the U.S. and or the UK, including conditions affecting employment levels, interest rates, consumer income, spending, and savings that may affect consumer bankruptcies, defaults, charge-offs and deposit activity; changes in the credit environment in the U.S. and or the UK; continued intense competition from numerous providers of products and services that compete with Capital One’s businesses; changes in our aggregate accounts and balances, and the growth rate and composition thereof; the company’s ability to execute on its strategic and operational plans; the risk that the company’s acquired businesses will not be integrated successfully and that the cost savings and other synergies from such acquisitions may not be fully realized; the risk that the benefits of the company’s restructuring initiative, including cost savings and other benefits, may not be fully realized; the success of the company’s marketing efforts; general conditions in the wholesale funding markets; and general market conditions in the mortgage industry. A discussion of these and other factors can be found in Capital One’s annual report and other reports filed with the Securities and Exchange Commission, including, but not limited to, Capital One’s report on Form 10-K for the fiscal year ended December 31, 2006, and reports on Form 10-Q and 10-Q/A for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007.

Capital One Reports Fourth Quarter Earnings

About Capital One

Capital One Financial Corporation (www.capitalone.com) is a financial holding company whose subsidiaries collectively had $83.0 billion in deposits and $151.4 billion in managed loans outstanding as of December 31, 2007. Headquartered in McLean, VA, Capital One has 742 locations in New York, New Jersey, Connecticut, Texas and Louisiana. It is a diversified financial services company whose principal subsidiaries, Capital One, N.A., Capital One Bank, and Capital One Auto Finance, Inc., offer a broad spectrum of financial products and services to consumers, small businesses and commercial clients. A Fortune 500 company, Capital One trades on the New York Stock Exchange under the symbol “COF” and is included in the S&P 100 index.

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NOTE: Fourth quarter 2007 financial results, SEC Filings, and fourth quarter earnings conference call slides are accessible on Capital One’s home page (www.capitalone.com). Choose “Investors” on the bottom of the home page to view and download the earnings press release, slides, and other financial information. Additionally, a webcast of today’s 5:00 pm (ET) earnings conference call is accessible through the same link.